Exhibit 99.1

NEWS RELEASE

Altus Midstream Announces Third-Quarter 2020 Results

•	JV pipelines and improvement in G&P business drive results;

•	Continued focus on costs leads to fifth consecutive quarter of lower operating expenses; and

•	Plan to recommend to the board of directors a quarterly dividend of $1.50 per share beginning in March 2021.

HOUSTON, Nov. 4, 2020 – Altus Midstream Company (Nasdaq: ALTM) today announced its results for the three-month period ending Sept. 30, 2020.

The company reported third-quarter 2020 net income, including noncontrolling interests, of $29 million. Adjusted EBITDA for the third quarter 2020 was approximately $53 million, a 21% increase over the preceding quarter. Gathering and processing (G&P) throughput volumes for the period averaged 531 million cubic feet (MMcf) per day, 71% of which was rich gas.

Capital investments during the quarter were approximately $134 million, including $119 million for the Permian Highway Pipeline (PHP). Altus expects growth capital investments for the full-year 2020 to range between $330 million and $360 million.

CEO Comment

“Altus Midstream delivered another good quarter as commodity prices improved and operators began returning curtailed volumes to production and increasing activity in the Permian,” said Clay Bretches, Altus Midstream CEO and president. “The startup of the Permian Highway Pipeline in early 2021 will complete our plan to establish Altus as a diversified midstream company with a mix of long-haul pipeline equity ownership and state-of-the-art processing facilities. Expected earnings from our joint venture pipelines and our relentless focus on cost reduction give us a positive financial outlook for the year ahead.

“Following an extensive review of strategic alternatives and with increased confidence in forecasted cash flows, we believe a dividend is the best option to generate shareholder value. Later this year, we plan to recommend to the board of directors a quarterly dividend of $1.50 per share beginning in March 2021.”

ALTUS MIDSTREAM ANNOUNCES THIRD-QUARTER 2020 RESULTS

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Infrastructure Update

PHP is more than 97% mechanically complete and is on schedule to be placed into service early in the first quarter of 2021. The pipeline is fully subscribed under long-term, binding agreements.

The Gulf Coast Express pipeline continued its strong and steady performance during the third quarter, delivering results in line with company forecasts.

As drilling begins to recover in the Permian Basin, Altus expects volumes to gradually ramp up during 2021 for both the Shin Oak NGL pipeline and the EPIC crude oil pipeline.

CFO Comment

“We expect capital spending to decline significantly now that PHP is moving into the final phase of project completion,” said Ben Rodgers, Altus Midstream chief financial officer. “With the improved outlook across our portfolio, we are raising the midpoint of our 2020 and 2021 Adjusted EBITDA guidance levels. Should the board approve a quarterly dividend, we will continue to have a sound balance sheet, manageable leverage profile and ample liquidity to address expected capital needs.”

For updated financial guidance, please refer to the investor presentation released today at www.altusmidstream.com/investors.

Conference Call

Altus will host its third-quarter 2020 results conference call Thursday, Nov. 5, 2020, at 1 p.m. Central time. The conference call will be webcast from Altus’ website at www.altusmidstream.com/investors, and the webcast replay will be archived there as well. The conference call will also be available for playback by telephone for one week beginning Nov. 5 at approximately 6 p.m. Central time. To access the telephone playback, dial (855) 859-2056 or (404) 537-3406 for international calls. The conference access code is 3645066.

ALTUS MIDSTREAM ANNOUNCES THIRD-QUARTER 2020 RESULTS

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About Altus Midstream Company

Altus Midstream Company is a pure-play, Permian-to-Gulf Coast midstream C-corporation. Through its consolidated subsidiaries, Altus owns substantially all the gas gathering, processing and transmission assets servicing production from Apache Corporation (“Apache”) (Nasdaq: APA) in the Alpine High play in the Delaware Basin and owns equity interests in four Permian-to-Gulf Coast pipelines. Altus posts announcements, operational updates, investor information and press releases on its website, www.altusmidstream.com.

Additional information

Additional information follows, including a reconciliation of Adjusted EBITDA, Capital Investments and Growth Capital Investments (non-GAAP financial measures) to the GAAP measures.

Non-GAAP financial measures

Altus’ financial information includes information prepared in conformity with generally accepted accounting principles (GAAP) as well as non-GAAP financial information. It is management’s intent to provide non-GAAP financial information to enhance understanding of our consolidated financial information as prepared in accordance with GAAP. Adjusted EBITDA, Capital Investments and Growth Capital Investments are non-GAAP measures. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Wherever a non-GAAP financial measure is disclosed in this earnings release, the non-GAAP measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure.

Forward-looking statements

This news release includes certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “seeks,” “possible,” “potential,” “predict,” “project,” “prospects,” “guidance,” “outlook,” “should,” “would,” “will,” and similar

ALTUS MIDSTREAM ANNOUNCES THIRD-QUARTER 2020 RESULTS

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expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements about future plans, expectations, and objectives for Altus Midstream’s and Apache’s operations, including statements about our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans, and objectives of management. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and in our Quarterly Reports on Form 10-Q, filed with the Securities and Exchange Commission for a discussion of risk factors that affect our business. Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future development or otherwise, except as may be required by law.

Contacts

Media:        (713) 296-7276 Alexandra Franceschi

Investors:    (281) 302-2286 Patrick Cassidy

Click here for the full release with quarterly financial statements.

-end-

ALTUS MIDSTREAM COMPANY

STATEMENT OF CONSOLIDATED OPERATIONS

(Unaudited)

(In thousands)

	For the Quarter Ended		For the Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
REVENUES:
Midstream services revenue - affiliate	$38,869	$34,009	$111,252	$91,994
Product sales - third parties	1,303	—	1,900	—

Total revenues	40,172	34,009	113,152	91,994

COSTS AND EXPENSES:
Costs of product sales	1,177	—	1,693	—
Operations and maintenance	8,960	13,063	29,059	43,466
General and administrative	2,936	3,242	10,102	8,314
Depreciation and accretion	4,008	11,710	11,984	28,468
Impairments	—	9,338	—	9,338
Taxes other than income	4,143	3,239	10,933	9,702

Total costs and expenses	21,224	40,592	63,771	99,288

OPERATING INCOME (LOSS)	18,948	(6,583)	49,381	(7,294)

OTHER INCOME (LOSS):
Unrealized derivative instrument loss	(3,533)	(3,769)	(76,102)	(3,769)
Interest income	—	617	9	3,584
Income from equity method interests, net	14,320	1,564	47,541	536
Other	—	—	(355)	(17)

Total other income (loss)	10,787	(1,588)	(28,907)	334
Financing costs, net of capitalized interest	413	522	978	1,508

NET INCOME (LOSS) BEFORE INCOME TAXES	29,322	(8,693)	19,496	(8,468)
Current income tax benefit	—	—	(696)	—
Deferred income tax benefit	—	(505)	—	(510)

NET INCOME (LOSS) INCLUDING NONCONTROLLING INTERESTS	29,322	(8,188)	20,192	(7,958)
Net income attributable to Preferred Unit limited partners	19,332	17,480	56,358	21,623

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	9,990	(25,668)	(36,166)	(29,581)
Net income (loss) attributable to Apache limited partner	7,687	(20,804)	(28,361)	(23,524)

NET INCOME (LOSS) ATTRIBUTABLE TO CLASS A COMMON SHAREHOLDERS	$2,303	$(4,864)	$(7,805)	$(6,057)

ALTUS MIDSTREAM COMPANY

SUPPLEMENTAL FINANCIAL INFORMATION AND OPERATING STATISTICS

(Unaudited)

(In thousands)

SUMMARY CASH FLOW INFORMATION

	For the Quarter Ended		For the Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net cash provided by operating activities	$50,650	$17,748	$137,447	$39,436
Net cash used in investing activities	(125,985)	(617,349)	(301,280)	(1,315,047)
Net cash provided by financing activities	75,438	225,275	159,833	828,270

SUMMARY BALANCE SHEET INFORMATION

	September 30, 2020	Decemeber 31, 2019
Cash and cash equivalents	$1,983	$5,983
Other current assets	18,404	25,754
Property, plant and equipment, net	205,310	205,802
Equity method interests	1,524,410	1,258,048
Deferred charges and other	6,263	5,267

Total assets	$1,756,370	$1,500,854

Current liabilities	$16,544	$33,692
Long-term debt	580,000	396,000
Deferred credits and other noncurrent liabilities	247,785	167,638
Redeemable noncontrolling interest - Apache limited partner	238,842	701,000
Redeemable noncontrolling interest - Preferred Unit limited partners	600,395	555,599
Shareholders’ equity (deficit)	72,804	(353,075)

Total liabilities, noncontrolling interests, and shareholders’ equity	$1,756,370	$1,500,854

Common shares outstanding at the end of the period(a):
Class A Common Stock, $0.0001 par value	3,746	3,746
Class C Common Stock, $0.0001 par value	12,500	12,500

(a)	Share amounts have been retroactively restated to reflect the Company’s reverse stock split which was effected June 30, 2020.

SUMMARY OPERATING STATISTICS

	For the Quarter Ended		For the Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Throughput volumes of natural gas (MMcf/d)
Rich wellhead gas	378	340	377	292
Lean wellhead gas	153	127	137	172

Total throughput	531	467	514	464

ALTUS MIDSTREAM COMPANY

NON-GAAP FINANCIAL MEASURES

(Unaudited)

(In thousands)

Reconciliation of net income (loss) including noncontrolling interest to Adjusted EBITDA

We define Adjusted EBITDA as net income (loss) including noncontrolling interests before financing costs (net of capitalized interest), interest income, income taxes, depreciation and accretion and adjust such equivalent items from our income from equity method interests. We also exclude (when applicable) impairments, unrealized gains or losses on derivative instruments, and other items affecting comparability of results to peers. Our management believes Adjusted EBITDA is useful for evaluating our operating performance and comparing results of our operations from period-to-period and against peers without regard to financing or capital structure. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income (loss) including noncontrolling interests or any other measure determined in accordance with GAAP or as an indicator of our operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing our financial performance, such as our cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. The presentation of Adjusted EBITDA should not be construed as an inference that our results will be unaffected by unusual or non-recurring items. Additionally, our computation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

The GAAP measure used by the Company that is most directly comparable to Adjusted EBITDA is net income (loss) including noncontrolling interests. Adjusted EBITDA should not be considered as an alternative to the GAAP measure of net income (loss) including noncontrolling interests or any other measure of financial performance presented in accordance with GAAP. Adjusted EBITDA has important limitations as an analytical tool because it excludes some, but not all, items that affect net income (loss) including noncontrolling interests. Adjusted EBITDA should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. Our definitions of Adjusted EBITDA may not be comparable to similarly titled measures of other companies in our industry, thereby diminishing its utility.

Our management compensates for the limitations of Adjusted EBITDA as an analytical tool, by reviewing the comparable GAAP measure, understanding the differences between Adjusted EBITDA as compared to net income (loss) including noncontrolling interests and incorporating this knowledge into its decision-making processes. Our management believes that investors benefit from having access to the same financial measures that the Company uses in evaluating operating results.

	For the Quarter Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
Net income (loss) including noncontrolling interests	$29,322	$17,662	$(8,188)	$20,192	$(7,958)
Add:
Financing costs, net of capitalized interest	413	292	522	978	1,508
Depreciation and accretion	4,008	4,062	11,710	11,984	28,468
Impairments	—	—	9,338	—	9,338
Unrealized derivative instrument loss	3,533	10,585	3,769	76,102	3,769
Equity method interests Adjusted EBITDA	29,952	28,231	2,707	81,869	2,873
Other	—	—	644	290	644
Less:
Gain on asset sales, net	—	264	—	76	—
Interest income	—	2	617	9	3,584
Income from equity method interests, net	14,320	16,923	1,564	47,541	536
Income tax benefit	—	—	505	696	510
Other	—	2	—	2	—

Adjusted EBITDA (Non-GAAP)	$52,908	$43,641	$17,816	$143,091	$34,012

Other midstream actvity
Cash distributions received from our equity method interests	$32,923	$19,210	$3,391	$74,670	$3,391

ALTUS MIDSTREAM COMPANY

TOTAL GROWTH CAPITAL INVESTMENTS

(Unaudited)

(In thousands)

Reconciliation of costs incurred in midstream activity to capital investments and growth capital investments

Management believes the presentation of capital investments and growth capital investments is useful for investors to assess Altus’ expenditures related to our midstream capital activity. We define capital investments as costs incurred in midstream activities, adjusted to exclude asset retirement obligation revisions and liabilities incurred, while including amounts paid during the period for abandonment and decommissioning expenditures given the uncertainty and timing of when the actual abandonment activity will occur. Management also believes that including our proportionate share of capital in relation to equity method interests funded by cash contributions and the partner’s project financing is useful for investors to assess Altus’ total growth capital investments. Management believes total growth capital investments provides a more accurate reflection of Altus’ current-period expenditures related to midstream capital activity and is consistent with how we plan our capital budget.

	For the Quarter Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
Costs incurred in midstream activity
Property, plant and equipment, gross	$1,868	$2,276	$41,242	$11,223	$279,665
Equity method interests	131,840	71,560	569,634	286,227	1,008,037

Total cost incurred in midstream activity	$133,708	$73,836	$610,876	$297,450	$1,287,702

Reconciliation of costs incurred to midstream capital investment:
Asset retirement obligations incurred and revisions	$—	$—	$(904)	$—	$(3,406)
Asset retirement obligations settled	—	—	—	—	—

Total capital investments	133,708	73,836	609,972	297,450	1,284,296

Equity method interest capital investments funded by project financing	—	15,191	71,250	22,091	142,500

Total growth capital investments	$133,708	$89,027	$681,222	$319,541	$1,426,796